UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 9, 2011

THE EMPIRE DISTRICT ELECTRIC COMPANY

(Exact name of registrant as specified in its charter)

Kansas

(State or other jurisdiction of incorporation)

1-3368	44-0236370
(Commission File Number)	(IRS Employer Identification Number)

602 S. Joplin Avenue, Joplin, Missouri	64801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(417) 625-5100

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.                      Entry Into a Material Definitive Agreement.

The Empire District Electric Company (the “Company”) amended its Indenture of Mortgage and Deed of Trust dated as of September 1, 1944, as amended and supplemented (collectively, the “Indenture”), among the Company, as issuer, and The Bank of New York Mellon Trust Company, N.A. (successor to Harris Trust and Savings Bank) and UMB Bank & Trust, N.A. (successor to State Street Bank and Trust Company of Missouri, N.A.), as trustees (the “Trustees”), by entering into a Thirty-seventh Supplemental Indenture (the “Supplemental Indenture”), dated June 9, 2011 between the Company and the Trustees, in order to provide the Company with additional flexibility to pay dividends to its shareholders by permitting the making of any dividend or distribution on, or purchase of, shares of its common stock made within 60 days after the related date of declaration or notice of such dividend, distribution or purchase if (i) on the date of declaration or notice, such dividend, distribution or purchase would have complied with the provisions of the indenture and (ii) as of the last day of the calendar month ended immediately preceding the date of such payment, the Company’s ratio of total indebtedness to total capitalization (after giving pro forma effect to the payment of such dividend, distribution, or purchase) was not more than 0.625 to 1.  In accordance with the Indenture, the amendment is binding on all holders, including non-consenting holders.

The Supplemental Indenture was entered into following the successful completion on June 9, 2011 of a solicitation of consents from the holders of the Company’s First Mortgage Bonds outstanding under the Indenture, consisting of the following outstanding series:  7.20% Series due 2016, 6.375% Series due 2018, 4.65% Series due 2020, 7.00% Series due 2024, 5.875% Series due 2037, 5.20% Series due 2040, 5.20% Pollution Control Series due 2013 and 5.30% Pollution Control Series due 2013 (together, the “Bonds”).

The Company received the requisite consents from holders of the outstanding Bonds.  Pursuant to the consent solicitation, the Company will pay a consent fee to those holders of Bonds who delivered, and did not revoke, consents prior to 5:00 p.m., New York City Time on June 9, 2011, the expiration date of the consent solicitation, equal to $1.00 per $1,000 in principal amount for each series of Bonds.

A copy of the Supplemental Indenture reflecting the amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The Company issued a press release on June 9, 2011 announcing the completion of the consent solicitation, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 3.03.                      Material Modifications to Rights of Security Holders.

The disclosure contained in Item 1.01 above is incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.                      Financial Statements and Exhibits.

(c)           Exhibits

10.1
Thirty-seventh Supplemental Indenture, dated March 11, 2008, amending and supplementing the Indenture of Mortgage and Deed of Trust dated as of September 1, 1944, as amended and supplemented, among the Company, as issuer, and The Bank of New York Trust Mellon Company, N.A. (successor to Harris Trust and Savings Bank) and UMB Bank & Trust, N.A. (successor to State Street Bank and Trust Company of Missouri, N.A.), as trustees.

99.1	Press Release issued June 9, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE EMPIRE DISTRICT ELECTRIC COMPANY
By:	/s/	Bradley P. Beecher
	Name:	Bradley P. Beecher
	Title:	President and Chief Executive Officer

Dated:  June 9, 2011

Exhibit Index

Exhibit Number	Description
10.1
Thirty-seventh Supplemental Indenture, dated June 9, 2011, amending and supplementing the Indenture of Mortgage and Deed of Trust dated as of September 1, 1944, as amended and supplemented, among the Company, as issuer, and The Bank of New York Mellon Trust Company, N.A. (successor to Harris Trust and Savings Bank) and UMB Bank & Trust, N.A. (successor to State Street Bank and Trust Company of Missouri, N.A.), as trustees.

99.1	Press Release issued June 9, 2011